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                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
Res-Care, Inc.:

 We consent to the use of our report dated March 4, 2001, with respect to the consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Louisville, Kentucky
February 12, 2002